UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 12, 2018

NATIONAL WESTERN LIFE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55522	47-3339380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10801 N Mopac Expy Bldg 3 Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12-b2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

National Western Life Insurance Company (“NWLIC”), a wholly owned subsidiary of National Western Life Group, Inc., accepted the resignation of Bruce E. Wood as NWLIC’s Vice President, Controller and Assistant Treasurer. His resignation is effective March 23, 2018. Mr. Wood served in this capacity since June 2014.

Effective March 12, 2018, NWLIC announced the promotion of two individuals to the level of Assistant Vice President. Allison L. Lounsbury was named Assistant Vice President, Financial Reporting and Controls. Ms. Lounsbury has been with the company for over seven years. In addition, Terry L. Valadez was named Assistant Vice President, General Accounting and Treasury. Ms. Valadez has served NWLIC for thirty-three years. Both individuals report directly to the Chief Financial Officer in their new roles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE GROUP, INC.

Date: March 12, 2018	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer